UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On November 10, 2015, the Federal Trade Commission granted early termination of the waiting period (the “HSR Clearance”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR”) in connection with the license and collaboration agreement (the “License and Collaboration Agreement”) between Five Prime Therapeutics, Inc. (“FivePrime”) and Bristol-Myers Squibb Company (“BMS”), dated October 14, 2015, for the development and commercialization of FivePrime’s colony stimulating factor 1 receptor (CSF1R) antibody program, including FPA008. The License and Collaboration Agreement was deemed effective immediately upon HSR Clearance (the “Effective Date”), and the related $350 million upfront payment by BMS to Five Prime is due within 30 days of the Effective Date.

Pursuant to the License and Collaboration Agreement, immediately upon HSR Clearance, the Clinical Trial Collaboration Agreement (the “Clinical Collaboration Agreement”), effective November 21, 2014, by and between FivePrime and BMS was terminated in accordance with its terms. The material terms of the Clinical Collaboration Agreement are described in FivePrime’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2014. Such descriptions are hereby incorporated by reference into this Current Report.

Item 8.01	Other Events

The information regarding HSR Clearance contained in Item 1.02 of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	Five Prime Therapeutics, Inc.

	By:	/s/ Francis Sarena
Francis Sarena
Executive Vice President, General Counsel and Secretary